NOTE GUARANTEE
                            DATED AS OF MAY 21, 1998
                       AMERISERVE FOOD DISTRIBUTION, INC.
                  10 1/8% SENIOR SUBORDINATED NOTES DUE 2007

      Reference is made to the Indenture, dated as of July 11, 1997, among AmeriServe Food Distribution, Inc. (the "Company"), certain subsidiaries of the Company listed on the signature pages thereto and State Street Bank and Trust Company, as Trustee, as amended by a supplemental indenture dated as of December 23, 1997 (as so amended, the "Indenture"), providing for the issuance of an aggregate principal amount of $500,000,000 of 10 1/8% Senior Subordinated
Notes due 2007 (the "Senior Subordinated Notes"). Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

      Subject to Section 11.06 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Notes and the Obligations of the Company under the Senior Subordinated Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Subordinated Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Senior Subordinated Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Senior Subordinated Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

      The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference. This Note Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Senior Subordinated Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not a guarantee of collection.

      This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note to which this Note Guarantee relates shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Senior Subordinated Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Note Guarantee of the Senior Subordinated Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken into account.

                            [SIGNATURE PAGES FOLLOW]

                                  SIGNATURES


                                 ProSource, Inc.


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer

                                  SIGNATURES


                                 ProSource Services Corporation


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer

                                  SIGNATURES


                                 BroMar Services, Inc.


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer

                                  SIGNATURES


                                 ProSource Investments, Inc.


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer

                                  SIGNATURES


                                 PSD Transportation Services, Inc.


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer

                                  SIGNATURES


                                 ProSource Mexico Holdings, Inc.


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer

                                  SIGNATURES


                                 PSC Services of Florida, Inc.


                                 By:  /s/  A. Petter Ostberg
                                    Name:  A. Petter Ostberg
                                    Title: Vice President and Assistant
                                           Treasurer